EXHIBIT 10.11

Extension of Lease

Managing Agent or Landlord Vista Enterprises

Address 1166 South State Street #202 Orem., UT 84097

Phone 801-224-1367

Premises 1160 South State Suite #240 & #250, Orem, UT 84097

Tenant AlphaSmart, Inc.

Date of Existing Lease July 2002

Beginning September 1, 2002	Expiration August 31 2003

1. The above described lease is hereby renewed for a term of one year, beginning September 1, 2003 and ending August 31, 2004.

2. All terms, provisions, and covenants of the above described lease shall remain in full force for the duration of the extended term except for the lease amount.

3. In connection with this renewal, the lease amount, payable monthly, shall be $1730.00 per month, making a total rental of $20760.00 payable under this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement.

Landlord/Managing Agent

/s/ Erika Nelson
Tenant

July ,2003

Extension of Lease

Managing Agent or Landlord Vista Enterprises

Address 1156 S. State #202 Orem, UT. 84097	Phone 224-1367

Premises 1160 South State #240 & #250 Orem, UT. 84097

Tenant Alphasmart

Date of Existing Lease September 1, 2001

Beginning September 1, 2001	Expiration August 31, 2001

1. The above described lease is hereby renewed for a term of 1 Year, beginning September 1, 2002 and ending August 31, 2003.

2. All terms, provisions, and covenants of the above described lease shall, remain in full force for the duration of the extended term, except as noted.

3. In connection with this renewal, the rent, payable monthly, shall be $1645 per month, making a total rental of $19,740.00 payable under this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement.

/s/ [ ] / Vista
Landlord/Managing Agent

/s/ James M. Walker
Tenant

Dated this 22 day of July, 2002.

Extension of Lease

Managing Agent or Landlord Vista Enterprises

Address 1156 S. State #202	Phone 801-224-1367

Premises 1160 South State #240 & #250, Orem, UT. 84097

Tenant Alphasmart

Date of Existing Lease August 22, 2000

Beginning September 1, 2000	Expiration August 31, 2001

1. The above described lease is hereby renewed for a term of 1 year beginning September 1, 2001 and ending August 31, 2002.

2. All terms, provisions, and covenants of the above described lease shall remain in full force for the duration of the extended term, except as noted.

3. In connection with this renewal, the rent, payable monthly, shall be $1645.00 per month, making a total rental of $19740.00 payable under this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement.

/s/ [ ] / Vista
Landlord/Managing Agent

/s/ Manish D. Kothari
Tenant

Dated this 14 day of December, 2001.

LEASE AGREEMENT

This LEASE is made and entered into this 22 day of August, 2000 by and between Vista Enterprises (hereinafter called “Landlord”) and AlphaSmart (hereinafter called “Tenant”).

WITNESSETH: That in consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the premises known and described as 1160 South State Street #240 and #250, Orem, UT 84097 (hereinafter referred to as “leased premises,” or “demised premises,” or “premises”).

TO HAVE AND TO HOLD the same, with all appurtenances, unto the Tenant from 12 o’clock on the 1st day of September, 2000 for, during, and until 12 o’clock noon on the 31st day of August, 2001, at and for a rental for the full term aforesaid in the sum of Nineteen Thousand Seven Hundred Forty Dollars ($19740.00), payable in monthly installments of One Thousand Six Hundred Forty Five Dollars ($1645.00), commencing September 1, 2000 and on or before the first day of each month thereafter during the term hereof. All rents shall be paid by Tenant in advance without notice, at the office of Landlord at 1156 South State #202, Orem, Utah 84097.

1. Services. Landlord agrees, without extra charge, except as provided below, during the period Tenant shaft occupy said premises under the terms hereof to furnish the services below a heat when and as reasonably required; b. air conditioning when and as reasonably required; c. water and sewer for lavatory purposes’ d. garbage service; e. cleaning services customary in common areas only, f. electric current for lighting the premises and public halls, but it is understood that Tenant shall use such electric current as shall be supplied by Landlord only for lighting and general customary office equipment, and shall pay Landlord, upon demand, for use of electric current for any other purpose or for any unreasonable waste of electric current. Landlord shall not furnish electric current for use in connection with any such electrical equipment not specified above. If such are employed, Tenant shall install and pay for a check meter and shall pay monthly for the use of the additional current as shown on such check meter.

2. Interruption or Discontinuance of Landlord’s Services. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, janitor, or lighting service during any period when Landlord uses reasonable diligence to supply such services, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, ads of God, or any other happening beyond control of Landlord during which Landlord is unable to furnish such services. Tenant further agrees that If any payment of rent as herein provided shall remain unpaid for more than fifteen (15) days after it shall become due, Landlord may, without notice to Tenant, discontinue furnishing heat, air conditioning, janitor, and lighting services, or any of them, until all arrears of rent shall have been paid in full, and Landlord shall not be liable for damages to person or property for any such discontinuance, nor shall such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations hereunder.

3. Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the leased premises during the term of this lease, so long as Tenant Is not In default in any respect hereunder.

4. Payment of Rent. Tenant agrees to pay all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided. Rent not paid on or before the first day of each month shall bear interest at the rate of twenty-four percent (24%) per annum from the date due until paid.

Tenant acknowledges that late payments by Tenant to Landlord of any payment required herein will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impracticable to fix, Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the premises. Therefore, if any Installment of rent due from Tenant is not received by Landlord on or before the first day of each month, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Any acceptance of any Note charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Should any monthly rental payment become more than thirty (30) days delinquent, then the entire unpaid balance of the lease term shall immediately become due and payable.

5. Rental Adjustments. Tenant shall pay to Landlord, within thirty (30) days after notification by Landlord, as additional rent for the lease year, a proportionate share of any assessment greater than the assessment for the 12-month period immediately prior to the date of such assessment, including, but not limited to, any assessment or installment thereof for public betterments and/or improvements which may be levied upon the said land and building; and/or real estate taxes payable with respect to the building and the land on which it is located and adjacent parking areas, whether by reason of an increase in either the tax rate or the assessed valuation or by reason of the levy, assessment, or imposition of any tax on real estate as such not now levied, assessed, or imposed, or for any other reason. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time, and Tenant shall be obligated to pay only the said percentage of the installments and applicable interest on any such assessments which shall become due and payable during the term of this lease. Said proportionate share shall be determined by multiplying the total increases by a fraction, the numerator of which is the total square footage leased to Tenant, including a proportionate share of any common areas, and the denominator of which is the total square footage of the building in which the leased premises are located.

In the event that Landlord’s averaged monthly operating expenses incurred with respect to the building and parking areas, of which the demised premises form a part, are greater than the averaged monthly operating expenses incurred by the Landlord with respect to said building and parking areas in the 12-month period immediately prior to the commencement date of this lease, then Tenant shall pay a proportionate share of such established increases in operating expenses. Should the increase in the operating expenses be immediately determinable, as in the case of increases in utility rates, insurance, of janitorial costs, then Tenant’s proportionate amount of that increase shall be computed by Landlord and shall be payable by Tenant to Landlord, within thirty (30) days after notification of Landlord, as additional rent for the lease year or any portion thereof in which the same shall apply. In the event that such Increase in operating expenses cannot be determined on a monthly basis, but only after the building has been operated for a year and comparative figures made available, then in such event Landlord shall determine the amount of the increase in operating expenses on either a calendar year basis or a lease year basis, and Tenant shall make payment to Landlord as additional rent the proportionate share d such increase, with payment to be made within thirty (30) days after notification of Landlord.

For the purpose d the above paragraph, “operating expenses” shall include, but not be limited to, the following expenses incurred by the Landlord with respect to the building and parking areas of which the demised premises form a part: janitorial, management, electricity, gas, utility taxes, water, sewer, garbage, casualty and liability insurance, window cleaning, expenses for general repair work including wages, payroll taxes, workmen’s compensation, and all other expenses paid in connection with the operation of said building. Landlord, within ten (10) days after written request by Tenant, but not sooner than thirty (30) days after Landlord has given notice of the increase in operating expenses, shall have available at the office of Landlord a summary schedule of such operating expenses indicating the amount of Increases involved in the expenses. The above “operating expenses” apply only in cases where the above-described fees are paid by Landlord.

If a lease is written for any period of time greater than one (1) year, it is understood that at the end of the initial 12-month period and the conclusion of any additional 12-month periods there will be an automatic rental Increase at least equal to the increase in the Consumer Price Index over the preceding twelve (12) months. It is understood that if all increases in the costs of operation have not already been passed on to the Tenant, the annual increase may exceed the Consumer Price Index by the amount of said Increases.

6. Character of Occupancy. Tenant agrees to occupy the leased premises only as offices and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the premises caused by misuse and/or abuse of such premises by Tenant, its agents or employees; not to use or permit the leased premises to be used for any purposes prohibited by any applicable law, and not to commit waste, nor suffer or permit waste to be committed, nor permit any nuisance on or in the leased premises. Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the building or injure or annoy them.

7. Alterations by Landlord. Tenant agrees to permit Landlord at any reasonable time to enter the leased premises to examine and inspect the same or perform such maintenance, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation thereof, or of other portions of the building, without the same constituting any eviction, nor entitling the Tenant to any abatement of rent it is expressly understood that Landlord shall at all times have the right at its election to make such alterations or changes in other portions of the building as it may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant’s use and occupancy of the leased premises.

8. Alterations by Tenant. Tenant agrees to make no alterations in or additions to the leased premises without first obtaining the written consent of Landlord. All alterations, additions, or improvements made by any party; pursuant to this paragraph, shall be the expense of Tenant, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, and light fixtures, (but not including movable office furniture not attached to the building), and shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with said premises as a part thereof without molestation, disturbance, or injury at the end of said term, whether by lapse of time or otherwise, unless the Landlord by notice given to the Tenant prior to the end of the term or within seven (7) days after expiration of the term, shall elect to have Tenant remove all or any of said alterations, additions, or improvements, and in such event, Tenant shall, at Tenant’s expense, promptly remove said alterations, additions, and improvements and restore the Leased premises to the condition in which said leased premises were prior to the making of the same, reasonable wear excepted. In the event that Tenant performs alterations to the premises, Tenant is required to keep the premises free of mechanic’s liens, shall Indemnify Landlord therefrom, and shall, prior and subsequent to the performance of work by any party, require all parties performing such alterations to waive their lieu rights in writing and deliver the original of said waivers to Landlord.

9. Repairs. Tenant agrees to keep the leased premises in as good order, condition, and repair as when they were entered, ordinary wear excepted unless caused by the negligence of Tenant, its agents, invitees, customers, licensees, or employees.

10. Subletting and Assignment. Tenant agrees to sublet no part of the leased premises, nor to assign this lease or any Interest therein without the written consent of the Landlord first being obtained, which consent shall not be unreasonably withheld, and notwithstanding the consent of the Landlord, any such subletting or assignments shall not relieve the Tenant of its primary obligations hereunder to the Landlord. If this lease be assigned, or if the clemised premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shelf be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as the Tenant hereof, or a release of Tenant from further performance by Tenant of covenants on the part of the Tenant herein contained. Consent by Landlord to an assignment or subletting shall not in anywise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

If Landlord elects to consent to a subletting or assignment, a condition of such consent is the agreement of the parties that Landlord shall receive the full and complete rental payment of subtenant or assignee, though such payments may be in excess of the original rental between Landlord and Tenant. It is the intent and understanding of the parties to this agreement that Tenant shall not receive any monetary benefit in excess of the actual rental obligation of Tenant, as agreed between the original Tenant and Landlord, through a sublease or assignment to a third party. Assignee, subtenant, or occupant will be bound by the terms of this tease.

11. Injury To Person or Property. Tenant agrees neither to hold nor to attempt to hold Landlord liable for any Injury or damage, either proximate or remote, occurring through or caused by fire,

water, or any repairs, alterations, injury, or accident to the leased premises, to adjacent premises, or to other parts of the building not herein demised, whether by reason of the negligence or fault of the owners or occupants thereof, or any other person, or otherwise. All property of Tenant kept or stored in the demised premises shall be at the sole risk of Tenant. Tenant shall obtain and maintain throughout the term of this lease adequate fire and extended coverage on all such property.

12. Indemnity to Landlord. Tenant agrees to Indemnify and save Landlord harmless of and from all liability for damages or claims against Landlord on account of injuries to the person or property of any other tenant in the building or to any other person rightfully in said building for any purpose whatsoever, where the Injuries are caused by the negligence or misconduct of the Tenant, its agents, servants, or employees, or where such injuries are the result of the violation of laws or ordinances, governmental orders of any kind, or any of the rules and regulations provided for in this lease.

13. Acceptance of Premises by Tenant. Taking possession of the leased premises by Tenant shall be conclusive evidence of Tenants acceptance of the premises and that said premises were in good and satisfactory condition when possession was taken and an acknowledgement of completion in full accordance with the provisions hereof.

14. Fire and Restoration of Premises. If the demised premises, or said building, shall be so damaged by fire or other casualty as to render said premises wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by the Landlord shall certify in writing to the Landlord and the Tenant that said premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days from the happening thereof, then this lease shall cease and terminate from the date of the occurrence of such damage; and the Tenant thereupon shall surrender to the Landlord said premises and all interest therein hereunder, and the Landlord may reenter, take possession of said premises, and remove the Tenant therefrom, and the Landlord shall be released from all liability in connection with this lease. The Tenant shall pay rent, duly apportioned, up to the time of such termination of this lease.

If, however, the damage shall be such that said architect shall certify that the said clemised premises can be made tenantable within said 90-day period from the happening of such damage or other casualty, then, except as hereinafter provided, the Landlord shall repair the damage so done with all reasonable speed.

If said demised premises, without the fault of the Tenant, shall be slightly damaged by fire or other casualty, but not so as to render the same untenantable, the Landlord, after receiving notice in writing of the occurrence of the damage, shall cause the same to be repaired with reasonable promptness. Tenants rent shall be reduced or abated, at the discretion of Landlord, if the premises are partially or totally unteriantable.

If the fire or other casualty causing damage to the clemised premises or other parts of the building shall have been caused by the negligence or misconduct of Tenant, its agents, servants, or employees, such injury shall be repaired by the Landlord at the expense of the Tenant despite contrary provisions, if any, appearing in this lease to the extent that such injury is not covered by insurance.

In case the building throughout shall be so injured or damaged, whether by fire or otherwise, (though said demised premises may not be affected, or if affected, can be repaired within ninety (90) days, that the Landlord within thirty (30) days after the happening of such damage shall decide not to reconstruct or rebuild said building, then, notwithstanding anything contained herein to the contrary, upon fifteen (15) days notice in writing to that effect given by the Landlord to the Tenant, this lease shall terminate from the effective date of said written notice of termination and the Tenant shall pay the rent, properly apportioned up to such date, and both parties hereto shall be free and discharged of all further obligations hereunder.

Each party shall look first to any Insurance in Its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain, for each policy or such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance; and each party, to such extent permitted, for itself and its insurers, waives all such insured claims against the other party.

15. Eminent Domain and Termination of Lease. If the leased premises shall be taken by right of eminent domain, in whole or in part, for public purposes, then this lease, at the option of either party, shall forthwith come and terminate and the current rent shall be properly apportioned to the date of such taking; and in such event, Landlord shall receive the entire award for the lands and Improvements so taken, and Tenant shall have no claim for the value of any portion of its leasehold estate so terminated.

16. Insolvency or Bankruptcy. In addition to any other remedies, provided for in paragraph 17 below, in case Tenant is adjudicated a bankrupt, or proceeds, or is proceeded against under any laws, State or Federal, for relief of debtors, or in case a receiver is appointed to wind up and/or liquidate the affairs of Tenant, Landlord, at its election, exercised within sixty (60) days after notice of the happening of any one or more of such events, may cancel or terminate this lease without judicial process. Whether such cancellation and termination occur prior to of during the term hereof, neither Tenant or any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the clemised premises, but shall forthwith quit and surrender the premises to Landlord. In addition, in this instance, Landlord, at its election, shall have a provable claim in bankruptcy or receivership in an amount equal to the balance of the monthly installments of the rental provided for herein which sum Is fixed and liquidated by the parties hereto as the minimum amount of the damages sustained by the Landlord as a result of the bankruptcy or receivership, and the amount of said damages may be satisfied in whole or in part, at the election of the Landlord, out of any monies or securities deposited hereunder as security for the payment by Tenant of the rent herein provided for.

17. Default. This lease is made on condition also that if anyone or more of the following events (herein referred to as an “event of default”) shall happen:

A. Tenant shall default in the due and punctual payment of rent, or any other amounts payable hereunder, and such default shall continue for five (5) days after receipt of written notice from Landlord; or to recover current liquidated damages from the Tenant at the times and computed in the manner provided for in this paragraph 17. All costs incurred by Landlord In connection with collecting the amounts set forth in this paragraph, including reasonable attorney’s fees, shall also be recoverable by Landlord from Tenant.

18. Subordination. This lease is subject and subordinate to all mortgages and deeds of trust which may now or hereafter encumber the building (and appurtenant real property) and to all renewals, modifications, consolidations, replacements, and extensions of such mortgages and deeds of trust. This clause shall be self-operative and no further instruments of subordination shall be required in order for the same to be effective. However, Tenant hereby agrees to execute, if so requested, any and all instruments in writing which may be required by Landlord or any lender to subordinate Tenant’s rights acquired by this lease as aforesaid. Notwithstanding the above, Tenant hereby attorns to all successor owners of the building in which the clemised premises are situated, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

19. Renewal. Landlord shall notify Tenant In writing forty-five (45) days prior to the expiration of this lease temp specifying the annual rental rate and monthly installments which Tenant will be charged for the space leased to Tenant for the next annual lease term. Tenant must notify Landlord in writing within fifteen (15) days after Landlord’s notification of acceptance of the annual rental rate and of Tenant’s intention to extend the lease through the next annual lease term. Upon notification from Tenant Landlord will prepare a renewal lease which shall be signed by Tenant no later than thirty (30) days prior to the expiration of the existing lease and any adjustments to the security deposit shall be paid. Tenant’s failure to so notify Landlord or failure to adjust deposit or sign lease will extinguish any right of Tenant to renew. Landlord has the option to deny renewal privileges to any Tenant

20. Surrender and Notice. Upon the expiration or other termination of the term of this lease, Tenant shall promptly quit and surrender to Landlord the clemised premises in good order and condition, including, but not limited to, shampooing carpets, cleaning drapes, repairing of any damage other than normal wear and tear, and in general bringing the premises to a state in which it can be immediately leased. Tenant shall remove all of its movable furniture and other effects. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.

21. Holding Over Tenancy Month to Month. It after the expiration of this lease Tenant shall remain in possession of the leased premises and continue to pay rent after Landlord is entitled to retake possession, without any express agreement as to such holding, then such holding over shall be deemed and taken to be a tenancy from month to month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rental as determined by Landlord, payable in advance on or before the first day of each calendar month, plus a penalty of twenty-five percent (25%) of said rent prorated on a daily basis, using a 360-day year as the basis for such proration.

22. Payments After Termination. No payments of money, in any manner, by Tenant to Landlord after the termination of this lease, or after the giving of any notice by Landlord to Tenant, shall reinstate, continue, or extend the term of this lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of said premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this lease, and the payment of such money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

23. Tenant’s Property. If Tenant shall fall to remove all affects from the leased premises upon the abandonment thereof or upon the termination of this lease for any cause whatsoever, Landlord, at its option, may remove such effects in any manner that it shall choose and store them without liability to Landlord for loss or damage thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred in such removal, including court costs, attorney’s fees, and storage charges on such effects for any length of time they shall be In Landlord’s possession; or Landlord, at its option, without notice, may sell said effects, or any of them, at private’ sale and without legal process, for such prices as Landlord may obtain, and apply the proceeds of such sale against any amounts due under this lease from Tenant to Landlord and against the expenses incident to the removal and sale of said effects, rendering the surplus, if any, to Tenant.

Tenant hereby conveys to Landlord all of the personal property of Tenant situated on the leased premises as security for the payment of all rentals due or to become due hereunder, and Tenant agrees to execute such documents as Landlord may reasonably require to evidence Landlord’s security interest therein. Said property shall not be removed therefrom (except to the extent such property is replaced with an item of equal or greater value) without the consent of Landlord until all rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereto that this instrument shall have the effect of a mortgage or lien upon such property, and Landlord, upon default of Tenant in the payment of rent, may take possession of said property either for its own use or to sell the same at public or private sale, as Landlord so chooses, and out of the money derived therefrom, pay the amount due Landlord, and all costs resulting from the execution of the provisions hereof, paying the surplus, if any, to Tenant. If said property, or any portion thereof, shall be offered at publicauction, Landlord may become the purchaser thereof.

24. No Implied Surrender or Waiver. The mention in this lease of any particular remedy shall not preclude Landlord from any other remedy Landlord might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition in this lease contained or any of the rules and regulations set forth herein or hereafter adopted by Landlord prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation.

in case it should be necessary or proper for Landlord to bring any action under this lease or to place said lease with an attorney for the enforcement of any of Landlord’s rights hereunder, then Tenant agrees in each and any such case to pay Landlord’s reasonable attorneys fees and court costs. The receipt by Landlord of rent with knowledge of the breach of any covenant in this lease contained shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations set forth herein, or hereafter adopted, against Tenant and/or any other Tenant shall not be deemed a waiver of such rules and regulations or any part thereof.

No provisions of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No act or thing done by Landlord or Landlord’s agents during the term hereof shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by an executive officer of Landlord. No employee of Landlord or of Landlord’s agents other than the designated Building Manager shall have any power to accept the keys of said premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this lease or a surrender of the premises.

No payment by Tenant, or receipt by Landlord, of a lesser amount than the minimum monthly rental herein stipulated shall be deemed to be other than on amount of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord. Time is of the essence hereof.

25. Statement of Performance. Tenant further agrees at any time and from time to time, upon not less than twenty (20) days’ prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant, to this paragraph may be relied upon by any prospective purchaser of all or any portion of the Landlord’s interest herein or a holder or prospective holder of any mortgage or deed of trust encumbering the building (and appurtenant real property). Tenant shall not record this lease.

26. Landlord Defined. The term “Landlord” as used in this lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include the owner or owners at the time in question or the lessors thereof of the building in which the clemised premises are situated, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord w the then grantor under any provision of this lease shall be paid to Tenant.

27. Authorities for Action and Notice. Landlord may act in any manner provided for herein by its Building Manager or any other person who shall from time to time be designated in writing.

All notices or demands required or permitted to be given to the Landlord hereunder shall be in writing, and shall be deemed duly served when delivered personally to any officer or manager of Landlord, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the Landlord at its principal office, or at the most recent address of which Landlord has notified Tenant in writing. All notices or demands required to be given to the

Tenant hereunder shall be in writing, and shall be deemed duly served when delivered personally to any officer or manager of Tenant whose principal office is the leased premises, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the Tenant at its principal office in the building. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed.

28. Rules and Regulations. It is further agreed that the following rules and regulations shall be and are hereby made a part of this lease, and Tenant agrees that its employees and agents, or any others permitted by Tenant to occupy or enter said premises, will at all times abide by said rules and regulations, to wit:

A. The sidewalks, entries, passages, corridors, and stairways of the building shall not be obstructed by Tenant, or its agents or employees, or used for any purpose other than ingress and egress to and from the premises.

B. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the building or its equipment, shall be moved into the premises.

C. Business machines and other equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent unreasonable vibration, noise, and annoyance.

D. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the building unless of such color, size, and style and in such place upon or in the buildings as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement, or notice to be inscribed, painted, or affixed on any part of the inside or outside of building. Landlord shall have the right to remove all non-permitted signs, without notice to Tenant, at the expense of Tenant.

E. Tenant shall not do or permit anything to be done in said premises, of bring or keep anything therein which would in any way increase the rate of fire insurance on the building or on property kept therein, or constitute a nuisance or waste, or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the city and county where the building is located.

F. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, its agents or employees, shall be paid for by Tenant.

G. No person shall disturb the occupants of this or adjoining buildings or premises by the making of loud or improper noises or any other form of disturbance.

H. Bicycles or other vehicles shall not be permitted in the building, nor shall any obstruction of sidewalks or entrances of the building by such be permitted.

I. Tenant shall not allow anything to be placed on the outside of the building, nor shall anything be thrown by Tenant, its agents or employees, out of the windows or doors or down the corridors of the building.

J. No additional lock or locks shall be placed by Tenant on any door in the building and no locks shall be re-keyed unless written consent of Landlord shall first have been obtained. If additional locks or re-keying of locks are approved, Landlord shall be provided with a key within twelve (12) tours of said acts. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys. In the event of the loss of any keys furnished to Tenant, Tenant will pay the Landlord the cost of replacing said keys.

K. No window shades, blinds, screens, or draperies will be attached or detached by Tenant without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s rules, if any, with respect to maintaining uniform curtains, draperies, and/or linings at all windows and hallways so that the building will present a uniform exterior appearance. Cleaning of draperies and shampooing of carpeting shall be Tenant’s responsibility whether such items are furnished by Landlord or Tenant, and Tenant shall insure that such work is accomplished from time to time as is needed to maintain a first class appearance.

L. No awnings, air conditioning units, or other projections shall be attached to the outside walls or windowsills of the building or otherwise project from the building, without the prior written consent of Landlord.

M. If any Tenant desires telegraphic, telephone, or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant’s expense.

N. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any business other than that for which the space has been designed.

O. Any painting, decorating, or remodeling as may be agreed to be done for Tenant by Landlord’s employees, or with Landlord’s consent by persons authorized in writing by Landlord, shall be at Tenant’s expense.

P. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling, roof, partitions, or floors of the demised premises or of the building, and any defacement, damage, or injury caused by Tenant, its agents or employees, shall be paid for by Tenant.

Q. Landlord shall, upon reasonable notice, have the right, by its officers or agents, to enter the clemised premises to inspect and examine the same, and to show the same to persons wishing to lease them, and may at any time within thirty (30) days preceding the termination of this tenancy place upon the doors and windows of the premises the notice “For Rent”, which said notice shall not be removed by Tenant.

R. Tenant agrees to abide by parking rules and regulations applicable to the specific building in which it has tenancy as described below Tenant and employees are to park behind (West) Arbys, leaving front parking stalls for customers of the businesses in University Plaza.

S. Tenant shall not adjust or attempt to adjust the temperatures or thermostatic settings in buildings where Landlord pays utility costs.

Tenant agrees that Landlord may amend, delete, or add new and additional rules and regulations for the use and care of the premises and the building of which the premises are a part. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any amendments or additions thereto, Landlord shall have all remedies in this lease provided for in the event of default by Tenant.

29. Notice of Landlord’s Default in the event of any alleged default on the part of the Landlord hereunder, Tenant shall give written notice to the Landlord in the manner hereinabove set forth and shall afford the Landlord a reasonable opportunity to cure any such default.

30. Deposit it is agreed that Tenant, concurrently with the execution of this lease, has deposited with the Landlord, and will keep on deposit at all times during the term of this lease, the sum of $1645.00 the receipt of which is hereby acknowledged, as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this lease.

If, at any time during the term of this lease, Tenant shall be in (AND)/(BY) default in the performance of any provision of this tease, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rental in default as aforesaid and/or in reimbursement of any expense incurred by Landlord and/or in payment of any damages incurred by Landlord by reason of Tenant’s default and/or, at the option of Landlord, the same may be retained by Landlord as liquidated damages. In such event Tenant shall, on written demand of Landlord, within ten (10) days of said notice, remit to Landlord a sufficient amount in cash to restore said deposit to its original amount.

In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for said purposes, shall be refunded to Tenant, without interest, upon full performance of this lease by Tenant. Under no condition may Tenant apply all or any portion of said deposit as payment of rent Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the leased premises in the event such interest be sold, and thereupon, Landlord shall be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this paragraph 30, if claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

31. Amendment or Modifications. Tenant acknowledges and agrees that it has not relied upon any statement, representations, agreements, or warranties except such as are expressed herein, and that no amendment or modification of this lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this lease.

32. Severability Clause. If any clause or provision of this lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected hereby. It is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid, or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

33. Captions. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this lease.

34. Successors and Assigns. All terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors, and assigns.

35. Parking. Tenant and its officers, agents, and employees shall have the right to use parking facilities as set forth in this lease. Landlord shall have the right to relocate any Tenant’s parking provided for herein at Landlord’s discretion.

36. Time of Essence. Time is of the essence of this lease and of all provisions hereof.

37. Attorney’s Fees. Upon the default of Landlord or Tenant, the party not in default shall be entitled to recover all costs of enforcement of this lease including, but not limited to, reasonable attorney’s fees.

38. Jurisdiction. Jurisdiction and venue shall be proper in the courts of Utah County, State of Utah.

IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed the day and year first above written.

ALPHASMART, INC.
Company	Individually and Separately

Manish Kothari, Vice-President	c/o ALPHASMART, INC.
Printed Name	Home Address

/s/ Manish D. Kothari	408-252-9400
~~Home~~ Work Telephone Number

/s/ Tamara [ ]/Vista
Landlord

This lease replaces all prior leases between Tenant and Landlord.